SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                   CURRENT REPORT PURSUANT TO
                     SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     January 19, 1996

               UNIVERSAL SECURITY INSTRUMENTS, INC.
        (Exact name of Registrant as specified in charter)

Maryland
(State or other jurisdiction of
incorporation or organization)

0-7885
(Commission File Number)

52-0898545
(I.R.S. Employer Identification Number)

10324 South Dolfield Road
Owings Mills, MD 21117
(410) 363-3000
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

Not Applicable
(Former name or former address of Registrant, if changed since last report)
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             INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.  Changes in Registrant's Certifying Accountant.

         Prior to the date hereof, Universal Security Instruments, Inc. (the "Company") had engaged the accounting firm of Ernst & Young LLP to audit the Company's annual financial statements. In connection with the Company's annual review of accounting and auditing services for the Company, the Company received proposals from accounting firms to serve as the Company's independent certified public accountants and auditors. After evaluating these proposals, the Board of Directors of the Company has determined to engage the accounting firm of Deloitte & Touche LLP to serve as the Company's independent certified public accountants and auditors commencing with the fiscal year ending March 31, 1996. As a result, on January
19, 1996, Deloitte & Touche LLP was retained as the Company's independent certified public accountants to provide accounting and auditing services for the Company, and the services of Ernst & Young LLP were terminated.

         Ernst & Young LLP's report on the annual financial statements of the Company for the prior fiscal years ending March 31, 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, the Company and Ernst & Young LLP did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the annual financial statements of the Company.

                            SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  UNIVERSAL SECURITY INSTRUMENTS, INC.

Date: January 22, 1996            By:      Michael Kovens
                                        Michael Kovens, President

                          EXHIBIT INDEX

Exhibit
Number     Description of Exhibits                           Page

1          Letter of Ernst & Young LLP                         3

January 19, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 19, 1996, of Universal Security Instruments, Inc. and are in agreement with the statements contained in the second paragraph on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein, other than our agreement as to the fact that we previously had a client-auditor relationship that was terminated on January 17, 1996.


                                               Ernst & Young LLP